UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

MILACRON INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8485	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, Cincinnati, Ohio	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 487-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On July 31, 2008, Milacron Inc. (the “Company”) issued an earnings release announcing its results for the second quarter of 2008, which is furnished as Exhibit 99.1 hereto.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2008, the Company notified the National Stock Exchange, formerly the Cincinnati Stock Exchange (“NSX”), that the Company is withdrawing its common stock from listing on NSX as it does not meet the requirement for continued listing under NSX Rule 15.3(a)(4) which requires net earnings of $200,000 annually before taxes for two prior years excluding non-recurring income.  On July 30, 2008, the Company’s Board of Directors authorized the withdrawal from the listing on NSX and the Company announced the withdrawal in its earnings release which is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

      (c) Exhibits:

Exhibit No.	Description

99.1	Earnings release issued by Milacron Inc. on July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	July 31, 2008	By:	/s/ Ross A. Anderson
Ross A. Anderson
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings release issued by Milacron Inc. on July 31, 2008.